SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2004

CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50463	77-0438629
(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500 San Jose, CA	95113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 808-6400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

   Item 1.01 Entry into a Material Definitive Agreement

     On August 24, 2004, Callidus Software Inc. (the “Company”) entered into a separation agreement and release of claims (collectively, the “Separation Agreement”) with Daniel Welch, the Company’s Senior Vice President and General Manager, EMEA and True Performance Operations. The Separation Agreement provides that Mr. Welch’s employment with the Company will terminate effective September 30, 2004. According to the terms of the Separation Agreement, the Company will pay Mr. Welch six months of base pay and six months of COBRA payments in exchange for a general release of claims against the Company.

Section 9 - Financial Statements and Exhibits

   Item 9.01 Financial Statements and Exhibits

Exhibit 10.26 Separation Agreement and Release of Claims with Daniel Welch dated August 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date:	August 27, 2004	By:	/s/ David Pratt

			Name:	David Pratt
			Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.26 Separation Agreement and Release of Claims with Daniel Welch dated August 24, 2004.